Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification Number)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

STEEL DYNAMICS, INC.

(Exact name of obligor as specified in its charter)

Indiana	35-1929476
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7575 West Jefferson Blvd.
Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

6 1/8% Senior Notes due 2019

and Guarantees of 6 1/8% Senior Notes due 2019

6 3/8% Senior Notes due 2022

and Guarantees of 6 3/8% Senior Notes due 2022

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Carolinas Recycling Group, LLC	South Carolina	57-1045008	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Jackson Iron & Metal Company, Inc.	Michigan	38-2604041	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Marshall Steel, Inc.	Delaware	62-1527726	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
New Millennium Building Systems, Inc.	South Carolina	57-0477521	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
New Millennium Building Systems, LLC	Indiana	35-2083989	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Corporation	Indiana	35-0809317	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Indianapolis, LLC	Indiana	20-4051458	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Southeast, LLC	Delaware	56-2256626	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource Transport, LLC	Indiana	35-2084965	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
OmniSource, LLC	Indiana	35-2046863	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Roanoke Electric Steel Corporation	Indiana	20-3663442	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Dynamics Sales North America, Inc.	Indiana	32-0042039	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel of West Virginia, Inc.	Delaware	55-0684304	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
Steel Ventures, Inc.	Delaware	55-0740037	7575 West Jefferson Blvd., Fort Wayne Indiana 46804

Superior Aluminum Alloys, LLC	Indiana	35-2007173	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
SWVA, Inc.	Delaware	55-0621605	7575 West Jefferson Blvd., Fort Wayne Indiana 46804
The Techs Industries, Inc.	Delaware	20-0540361	7575 West Jefferson Blvd., Fort Wayne Indiana 46804

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.      Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services, LLC, file number 333-130784-06.

**          Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated January 23, 2013 of The NASDAQ OMX Group, Inc., file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago and State of Illinois on the 31st day of May 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke

Gregory S. Clarke
Vice President

EXHIBIT 6

May 31, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$15,281
Interest-bearing balances	108,103
Securities:
Held-to-maturity securities	0
Available-for-sale securities	216,301
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	29
Securities purchased under agreements to resell	27,158
Loans and lease financing receivables:
Loans and leases held for sale	28,482
Loans and leases, net of unearned income	749,665
LESS: Allowance for loan and lease losses	14,136
Loans and leases, net of unearned income and allowance	735,529
Trading Assets	34,744
Premises and fixed assets (including capitalized leases)	7,625
Other real estate owned	3,238
Investments in unconsolidated subsidiaries and associated companies	599
Direct and indirect investments in real estate ventures	9
Intangible assets
Goodwill	21,545
Other intangible assets	20,074
Other assets	52,903
Total assets	$1,271,620

		Dollar Amounts
		In Millions
LIABILITIES
Deposits:
In domestic offices		$932,346
Noninterest-bearing	247,585
Interest-bearing	684,761
In foreign offices, Edge and Agreement subsidiaries, and IBFs		68,180
Noninterest-bearing	521
Interest-bearing	67,659
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,474
Securities sold under agreements to repurchase		12,132

Trading liabilities		18,039
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		40,568
Subordinated notes and debentures		18,347
Other liabilities		32,325

Total liabilities		$1,133,411

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		101,853
Retained earnings		28,197
Accumulated other comprehensive income		6,565
Other equity capital components		0

Total bank equity capital		137,134
Noncontrolling (minority) interests in consolidated subsidiaries		1,075

Total equity capital		138,209

Total liabilities, and equity capital		$1,271,620

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
John Stumpf
Carrie Tolstedt
Michael Loughlin